UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 14, 2007

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Lancaster Avenue Malvern, PA 19355		19355-2143

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 –	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 9, 2007, counsel for Vishay Intertechnology, Inc. contacted the New York Stock Exchange (“NYSE”) to inquire regarding the independence of Director Philippe Gazeau.  It came to Vishay’s attention that Mr. Gazeau’s son-in-law had become a partner at a non-US affiliate of Vishay’s independent auditor.

On March 14, 2007, Vishay received a response from the NYSE that it was deficient in meeting the requirements of certain sections of the NYSE Listed Company Manual because Mr. Gazeau could no longer be deemed independent pursuant to NYSE regulations.

Vishay was deemed deficient in meeting the following sections of the NYSE Listed Company Manual:

•	303A.01 – Does not have a majority of independent directors on the board
•	303A.07(a) – Does not have three members on the audit committee

Vishay was required to cure these deficiencies by March 21, 2007.  As a result of the resignation of Mr. Gazeau from the Board of Directors and the appointment of Mr. Wayne M. Rogers to the Audit Committee of the Board of Directors on March 15, 2007, Vishay believes that it has cured these deficiencies.

Item 5.02 –	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Departure of Directors

On March 15, 2007, Mr. Philippe Gazeau resigned as a director of Vishay Intertechnology, Inc. to cure deficiencies cited by the New York Stock Exchange.  The resignation is effective immediately.

Mr. Gazeau was a Class I director whose term was to expire at the 2007 annual meeting of stockholders.  Mr. Gazeau had been a director of Vishay since 2003 and served on the Audit Committee.

In a letter to the Board of Directors of Vishay, Mr. Gazeau indicated that he had no disagreement with the Board or its policies, or with Vishay’s operations, policies or practices.

(d) Election of Directors

As described in Vishay’s current report on Form 8-K filed on August 10, 2006, the Board of Directors of Vishay Intertechnology, Inc. elected Mr. Wayne M. Rogers to fill a vacancy on the Board of Directors on August 8, 2006.  At that time, the Board of Directors had not yet determined the committees of the Board to which Mr. Rogers would be named.

Mr. Rogers serves as a Class II director, with a term expiring at the 2008 annual meeting of stockholders.

On March 15, 2007, the Board of Directors appointed Mr. Rogers to the Audit Committee, effective immediately, to fill the vacancy on that committee created by the resignation of Mr. Gazeau described in Item 5.02(b).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2007

VISHAY INTERTECHNOLOGY, INC.

	By:	/s/ Richard N. Grubb

	Name:	Richard N. Grubb
	Title:	Executive Vice President and Chief Financial Officer